SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
   [ ]  Preliminary Proxy Statement
   [ ]  Confidential, for use of the Commission Only (as permitted by Rule 14
            a-6(e)(2))
   [X]  Definitive Proxy Statement
   [ ]  Definitive Additional Materials
   [ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              CNB Bancshares, Inc.
        -----------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                              CNB Bancshares, Inc.
        -----------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-
            6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:
         ----------------------------------------------------------------
     2)  Aggregate number of securities to which transaction
           applies:
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     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         ----------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
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     5)  Total fee paid:
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   [ ]   Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.
         1)  Amount Previously Paid:
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         2)  Form, Schedule or Registration Statement No.:
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         4)  Date Filed:
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                                      Page






                           [LOGO] CNB BANCSHARES, INC.







                                    Notice of
                                 Annual Meeting
                               and Proxy Statement







                         Annual Meeting of Shareholders
                                 April 22, 1997

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



                                                                  March 24, 1997

To the Shareholders of
CNB Bancshares, Inc.


     Notice is hereby given that the Annual Meeting of Shareholders of CNB Bancshares, Inc. will be held at the Vanderburgh Auditorium, 715 Locust Street, Evansville, Indiana on April 22, 1997, at 5:00 p.m., local time, for the purpose of considering and voting upon the following matters:

1. The election of four Directors to Class III of the Company's Board of Directors, each to serve a term of three years, until a successor shall have been duly elected and qualified;

2. Any other business which may be brought before the meeting or any adjournment thereof.


                                   DAVID L. KNAPP
                                   Secretary






     PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY, IF YOU WISH.

                              CNB BANCSHARES, INC.
                              20 N.W. THIRD STREET
                         EVANSVILLE, INDIANA 47739-0001

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 22, 1997

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CNB Bancshares, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held on April 22, 1997, at 5:00 p.m., local time, at the Vanderburgh Auditorium, 715 Locust Street, Evansville, Indiana, and at any adjournment thereof. This Proxy Statement and the form of proxy were first mailed to shareholders on March 24, 1997. Any shareholder executing a proxy which is solicited hereby has the power to revoke it. Revocation may be made effective by giving written notice to the Company at any time prior to exercise of the proxy.

     Proxies will be solicited by mail. They may also be solicited by officers and employees of the Company, personally or by telephone, or other electronic means. Such persons will not be specially compensated for their services. All expenses of solicitation will be paid by the Company.

     As of March 6, 1997, there were 19,813,693 outstanding shares of the Company's Common Stock, no par value (the "Common Stock"). The Common Stock is the Company's only class of stock outstanding. Only holders of record of such Common Stock at the close of business on March 6, 1997, are entitled to notice of and to vote at the Meeting. Each holder of Common Stock of record on that date is entitled to one vote for each share of Common Stock held.

     With respect to each matter to be acted upon at the Meeting, abstentions on properly executed proxy cards will be counted for purposes of determining a quorum at the Meeting; however, such abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the shareholder has abstained or the broker has not voted.


                          CERTAIN BENEFICIAL OWNERSHIP

     The following table sets forth, as of December 31, 1996, the name and address of the only person or entity known to management of the Company to beneficially own more than 5% of the Company's Common Stock:

                                                                     Total Shares
Name & Address of               Voting Power      Investment Power   Beneficially    Percent of
Beneficial Owner             Sole       Shared    Sole      Shared       Owned          Class
----------------             ----       ------    ----      ------       -----          -----

CNB Bancshares, Inc. (a)   1,492,089    58,365  1,770,565   389,232    2,247,355         11.7


(a) The Company (20 N. W. Third Street, Evansville, Indiana 47739-0001) itself holds no shares as record owner. Subsidiaries of the Company, however, hold shares in various fiduciary capacities and, by virtue of sole or shared voting or investment power with respect to such shares, are deemed to own them beneficially. As parent of its subsidiaries, the Company may be deemed to share voting power or investment power, or both, as to all shares beneficially owned by those subsidiaries and, therefore, may be deemed a beneficial owner of all such shares. It is the practice of the subsidiaries when holding shares as sole trustee or sole executor to vote said shares but, where shares are held as co-executor or co-trustee, approval is obtained from the co-fiduciary prior to voting.

                            ELECTION OF DIRECTORS AND
          INFORMATION WITH RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS

     In accordance with the provisions of the Company's Articles of Incorporation, the Board of Directors is divided into three classes, as nearly equal in number as possible, with all Directors to serve three-year terms, and one class to be elected at each Annual Meeting of Shareholders.

     The only item scheduled to be acted upon at the Meeting is the election of four Directors to Class III of the Board of Directors, each to hold office for three years (until the 2000 Annual Meeting of Shareholders) and until his successor shall have been duly elected and qualified. The Indiana Business Corporation Law requires that Directors be elected by a plurality of the votes cast and, therefore, the four nominees receiving the greatest number of votes cast will be elected as Class III Directors.

     All proxies which are received by the Secretary in proper form prior to the election of Directors at the Meeting, and which have not been revoked, will be voted "FOR" the Board of Directors' four nominees for Class III, subject to any specific voting instructions contained therein. All nominees have consented to be named as candidates in this Proxy Statement and have agreed to serve if elected. In the event any nominee declines or is unable to serve, it is intended that the proxies will be voted for a successor nominee designated by the Board of Directors. The Board of Directors knows of no reason to believe that any nominee will decline or be unable to serve, if elected. Each of the nominees listed herein currently serves as a Director of the Company.

     The following information is provided with respect to each nominee for Director and each present continuing Director whose term of office extends beyond the Meeting:

                       INFORMATION REGARDING NOMINEES FOR
                               CLASS III DIRECTORS
                              (Term To Expire 2000)


                                                    Shares of Company Stock
                  Principal Occupation(s)          Beneficially Owned as of
                  for Past 5 Years and                December 31, 1996
Name, Age         Other Directorships                Number        % (b)
---------         -------------------                ------        -----
James J.          President and Chief Executive      71,583 (a)      .4
Giancola, 48      Officer of the Company since
Director of       March, 1996; President and
Company since     Chief Operating Officer of the
1994              Company from 1994 to March,
                  1996; prior to 1994 Executive
                  Vice President and Chief
                  Operating Officer of the
                  Company.

Robert L. Koch    President and Chief Executive      41,670          .2
II, 58            Officer, George Koch Sons, Inc.
Director of       (manufacturing).  Mr. Koch also
Company since     serves as a director of
1983              SIGCORP, Inc.  (gas and
                  electric utility holding
                  company) and Bindley Western
                  Industries (national wholesale
                  distributor of pharmaceutical
                  and related products).

Lawrence J.       Corporate Vice President,             210          --
Kremer, 55        Materials, Emerson Electric
Director of       Company (manufacturer of
Company since     electronic products and
1995              systems) since 1993; prior to
                  1993, Senior Vice President,
                  Whirlpool Corp.

Paul G. Wade, 57  President, Wade Oil Corporation    33,323         .2
Director of       (regional crude oil producer).
Company since
1989

              INFORMATION REGARDING DIRECTORS CONTINUING IN OFFICE


                                CLASS I DIRECTORS
                              (Term Expiring 1998)

                                                        Shares of Company Stock
                     Principal Occupation(s)           Beneficially Owned as of
                     for Past 5 Years and                  December 31, 1996
Name, Age            Other Directorships                  Number       % (b)
---------            ------------------                   ------       -----

Jerry A. Lamb, 62    Chairman of the Board,               52,320         .3
Director of          American Sheet Extrusion
Company since        Corporation (manufacturer of
1983                 custom and proprietary plastic
                     products).  Mr. Lamb also
                     serves as a director of
                     SIGCORP, Inc. (gas and
                     electric utility holding
                     company).

Burkley F.           President, Fendrich                  15,006         .1
McCarthy, 66         Industries, Inc. (diversified
Director of          manufacturer).
Company since
1983

Thomas W.            President, Traylor Bros., Inc.      176,717         .9
Traylor, 57          (underground and marine
Director of          construction).
Company since
1983


                               CLASS II DIRECTORS
                              (Term Expiring 1999)


H. Lee Cooper, 58     Chairman of the Board of the       118,769 (a)    .6
Director of           Company; prior to March, 1996,
Company since         Chairman of the Board and Chief
1983                  Executive Officer of the
                      Company.

John D.               President, South Central            29,899        .1
Engelbrecht, 45       Communications Corporation
Director of           (broadcasting and
Company since         communications company).  Mr.
1983                  Engelbrecht also serves as a
                      director of SIGCORP, Inc. (gas
                      and electric utility holding
                      company).

Robert K. Ruxer,      President, Ruxer Farms, Inc.;      261,550       1.3
47                    and Rolling Fields, Inc.
Director of
Company since
1991

_________________________________________________

   (a) The number of shares listed for Messrs. Cooper and Giancola includes the number of exercisable stock options disclosed in the table on page 9 under the caption Aggregated Option Exercises in Last Fiscal Year.

   (b) The total number of outstanding shares of the Company's Common Stock used to compute the percent of class assumes the exercise of options and convertible debentures for the purchase of 910,795 shares.

   (c) In addition to the shares shown above, Mr. Koch has contingent voting power with respect to 133,888 shares held in a trust by his father's estate, in the event that those shares are not voted by his mother.

     The business experience of each of the above listed nominees and Directors during the past five years was that typical to a person engaged in the principal occupation listed. Unless otherwise indicated, each of the nominees and Directors has had the same position or another executive position with the same employer during the past five years. Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person directly or indirectly has or shares voting power and/or investment power.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held ten regular meetings and one special meeting during the fiscal year ended December 31, 1996. During 1996, each Director attended 75% or more of the aggregate number of meetings of the Board of Directors and of any committee of which he was a member.

     Company Directors, other than those who also serve as officers of the Company or its subsidiaries, receive for their services a fee of $5,000 per year and $500 per meeting attended, plus $500 per meeting of other committees attended, with the exception of joint committee meetings held with the Directors of The Citizens National Bank of Evansville, for which a fee of $375 per meeting is paid. Under the terms of the Company's 1995 Stock Incentive Plan, the non-employee Directors of the Company automatically receive 1,000 non-qualified stock options each year on the first business day following each Annual Meeting of Stockholders of the Company at which he or she is elected, reelected, or continues as a Director. The exercise price per share of Common Stock subject to such options equals the market value of a share of Common Stock as of the date of grant and the options become exercisable on the second anniversary of the date of grant. During 1996, each of the eight non-employee Directors of the Company received 1,050 options with an exercise price of $27.38 per share of Common Stock, as adjusted to reflect the 5% stock dividend issued on October 11, 1996.

     The Board of Directors has an Audit Committee. During 1996, the Audit Committee, consisting of Burkley F. McCarthy (Chairman), Robert K. Ruxer, Paul
G. Wade, and Robert L. Koch II (beginning September, 1996), met six times. The Audit Committee is responsible for monitoring the accounting, auditing and financial reporting practices of the Company and its subsidiaries. The Audit Committee also recommends to the Board of Directors the appointment of the Company's independent auditors.

     The Board of Directors has a Nominating and Corporate Governance Committee (the "Nominating Committee") consisting of Robert L. Koch II (Chairman), John D. Engelbrecht, Jerry A. Lamb, Burkley F. McCarthy, Robert K. Ruxer, H. Lee Cooper III, and James J. Giancola. The Nominating Committee, which met once in 1996, is responsible for promoting effective recruiting, staffing, and organization of the Company's Board of Directors as well as managing the Board's self-appraisal process. The Nominating Committee will consider nominees for Director submitted in writing to the Secretary of the Company.



                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of December 31, 1996, the number of shares of Common Stock of the Company owned beneficially, including currently exercisable options and options which become exercisable within 60 days, by those executive officers named in the Summary Compensation Table and by Directors and executive officers as a group.

    Beneficial Owners                    Number (a)  Percent of Class (b)
    -----------------                    ----------  --------------------
    H. Lee Cooper                         118,769            .6%
    James J. Giancola                      71,582            .4
    David L. Knapp                         59,731            .3
    John R. Spruill                        20,858            .1
    M. Lynn Cooper                         34,031            .2
    All Directors, Nominees and
    Executive Officers as a group...... 1,178,118           5.9


    (a) The number of shares listed for each named executive officer includes the number of exercisable stock options disclosed in the table on page 9 under the caption Aggregated Option Exercises in Last Fiscal Year.

    (b) The total number of outstanding shares of the Company's Common Stock used to compute the percent of class assumes the exercise of options and convertible debentures for the purchase of 910,795 shares.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Federal securities laws, the Company's Directors, its executive officers, and any persons holding more than 10% of the Company's Common Stock, if any, are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Company, the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file such reports by these dates during 1996. To the Company's knowledge, based solely on written representations of its Directors and executive officers and a review of copies of the reports that they have filed with the Securities and Exchange Commission, all of these filing requirements were satisfied during the fiscal year ended December 31, 1996.



                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation awarded or paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during 1996.

                           SUMMARY COMPENSATION TABLE
                                                           Long Term
                                            Annual        Compensation
                                         Compensation        Awards       All Other
Name & Principal Position      Year    Salary     Bonus  Option Shares  Compensation
                                                   (a)        (b)            (c)
H. Lee Cooper                  1996   $316,680  $236,877     15,750        $9,500
Chairman of the Board          1995    301,600    60,320     17,974         8,783
Chief Executive Officer        1994    290,000    97,875     16,858         8,700
until March, 1996

James J. Giancola              1996    283,985   212,421     15,750         8,520
President and                  1995    222,425    44,485      9,699         6,408
Chief Executive Officer        1994    194,334    51,013      8,428         5,830

David L. Knapp                 1996    198,900   101,439      8,400         5,967
Executive Vice President       1995    182,450    27,368      7,956         5,209
                               1994    159,584    41,891      7,034         4,788

John R. Spruill                1996    185,400   104,009      8,400         5,562
Executive Vice President       1995     60,000     9,000      6,615         1,575
and Chief Financial Officer    1994        -         -          -             -

M. Lynn Cooper                 1996    174,772    80,220      8,400         4,500
Executive Vice President       1995    157,410    23,612      5,863         4,245
                               1994    143,100    17,888      4,184         4,293


(a)  These amounts represent bonuses payable pursuant to the Company's
     Short Term Incentive Plan described elsewhere in this Proxy Statement.
(b)  The options listed have been adjusted to reflect stock dividends.
(c) These amounts represent the Company's 401(k) Plan and CNB Bancshares, Inc. Savings Equalization Plan (the "SEP") contributions. The purpose of the SEP is to provide a supplemental savings program for eligible employees unable to make adequate contributions to the Company's 401(k) Plan because of Internal Revenue Service regulations.

                                  STOCK OPTIONS

     The following tables summarize option grants to and exercises by the named executive officers during 1996 as well as the value of options held by such persons at the end of the year.


                                  OPTION GRANTS IN LAST FISCAL YEAR

                                         Individual Grants
                     ---------------------------------------------------------   Potential Realizable
                     Number of       % of Total                               Value at Assumed Annual
                     Securities        Options                                   Rates of Stock Price
                     Underlying       Granted to      Exercise or                    Appreciation
                       Options       Employees in     Base Price    Expiration    For Option Term (b)
Name                 Granted (a)     Fiscal Year    ($ Per Share)      Date         5%          10%
-------------------------------------------------------------------------------------------------------
H. Lee Cooper          15,750            9.38%          $26.79        6/18/06    $265,316    $672,366

James J. Giancola      15,750            9.38            26.79        6/18/06     265,316     672,366

David L. Knapp          8,400            5.00            26.79        6/18/06     141,501     358,595

John R. Spruill         8,400            5.00            26.79        6/18/06     141,501     358,595

M. Lynn Cooper          8,400            5.00            26.79        6/18/06     141,501     358,595


(a) All options were granted on June 18, 1996, and the exercise price was established at the then current market value. Options became exercisable on December 18, 1996 and January 1, 1997. The options reflect the 5% stock dividend issued on October 11, 1996.

(b) The dollar amounts under these columns represent the potential realizable value on a pre-tax basis at the end of the 10-year option term, assuming annual appreciation in the Common Stock price of 5% and 10%, respectively, less the exercise price. The appreciation rates are set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation in the Common Stock price.

                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                 AND FISCAL YEAR-END OPTION VALUES

                                                  Number of Securities            Value of Unexercised
                      Shares                     Underlying Unexercised           In-The-Money Options
                     Acquired      Value       Options at Fiscal Year-End        at Fiscal Year-End (a)
                   on Exercise    Realized     Exercisable   Unexercisable    Exercisable   Unexercisable

H. Lee Cooper          ---          ---           62,310         21,888        $1,094,714     $355,200

James J. Giancola      ---          ---           50,685           ---            853,295        ---

David L. Knapp         ---          ---           37,400           ---            638,738        ---

John R. Spruill        ---          ---           15,015           ---            232,377        ---

M. Lynn Cooper         ---          ---           26,153           ---            433,533        ---


(a) These two columns represent pre-tax gain calculated as the fair market value of Common Stock at year-end of $41.75 per share less the exercise price.



                                CHANGE OF CONTROL

     Messrs. H. Lee Cooper, Giancola, Knapp, Spruill, and M. Lynn Cooper, each have entered into an employment agreement with the Company which becomes effective upon any future change of control of the Company and provides for a three-year term commencing as of that date. If during the term of the agreement, or the one-year period prior thereto, the officer's employment is terminated by the Company (other than for cause), or if the officer voluntarily leaves the employ of the Company during the term under certain circumstances, the agreement provides for a payment to the officer of an amount equal to a maximum of three times the officer's annual authorized base salary. The amount of any such payments would be limited to the amount deductible by the Company for Federal income tax purposes at the time the agreements were entered into. The agreement also provides for the continuation of medical and hospitalization insurance coverage to the officer, after any such termination of employment. The officer would be responsible for the cost of all such insurance premiums. In addition, upon receiving any payment under the agreement, the officer is prohibited, prior to age 65, or within three years of the date of a change of control, whichever occurs first, from engaging in any competing banking or bank holding company business within a 60 mile radius of Evansville, Indiana.



                                  PENSION PLAN

     On an ongoing basis, the Company combines the various pension plans of its newly-acquired subsidiaries into one noncontributory pension plan, the CNB Bancshares, Inc. Employee Pension Plan (the "Pension Plan"). The Pension Plan is for the benefit of substantially all full-time and eligible part-time employees. Additionally, certain executive officers (including four executive officers named in the Summary Compensation Table) of the Company participate in the CNB Bancshares, Inc. Pension Equalization Plan (the "PEP"). The purpose of the PEP is to supplement the benefits payable under the Pension Plan to the extent they are reduced as a result of the maximum compensation and maximum benefit limitations imposed by the Internal Revenue Code.

     Full-time employees become eligible to participate in the Pension Plan when they have reached the age of 21 and have one year of continuous service. Participants are fully vested after five years of continuous service in the Pension Plan. The Pension Plan provides for full monthly benefits upon reaching age 65, the normal retirement age. Early retirement becomes available at age 55 with reduced monthly benefits. The cost of the Pension Plan is based on actuarial valuations in accordance with the requirements of the Internal Revenue Service and the Department of Labor.

     Benefits under the Pension Plan and the PEP are based upon (a) the participant's average base compensation (annual salary as reported in the Summary Compensation Table excluding bonuses) during the five consecutive years in which his compensation was the highest, (b) the number of years of service, and (c) the years in which that service was credited. On January 1, 1994 the benefits under the Pension Plan and the PEP were amended such that all years of service credited after January 1, 1994 result in annual retirement benefits as listed in Pension Table B. All years of service credited prior to January 1, 1994 result in annual retirement benefits as listed in Pension Table A.
Eligible compensation under the Pension Plan is limited to the amount on which a pension expense deduction may be based under current Internal Revenue Service regulations (which amount was $150,000 in 1996). Compensation in excess of the Internal Revenue Service limitations is taken into account under the PEP. The years of service factor under the Pension Plan reaches its peak after 25 years of service. The annual retirement benefits are not subject to any deduction for Social Security or other offset amounts.

     The five executive officers named in the Summary Compensation Table of the Company during 1996 have accumulated the following number of years of credited service under Pension Plan A: H. Lee Cooper, 25; Giancola, 1; Knapp, 25; M. Lynn Cooper, 7. Under Pension Plan B, Messrs. Giancola and M. Lynn Cooper have each earned four years and Mr. Spruill has earned one year of credited service.

     The following tables present annual retirement benefits upon reaching age 65 under the Pension Plan and the PEP combined based upon the highest five years' average earnings and years of service indicated and when those years of service were credited.

                                         PENSION PLAN TABLE A
                                                             Estimated Annual Pension
Average Annual Earnings for the Highest                Based Upon Years of Service Indicated
Compensated Five Years of Service           5 Years     10 Years     15 Years     20 Years     25 Years

           $ 50,000  . . . . . . . .        $5,375      $10,750      $16,125      $21,500      $26,875
            100,000  . . . . . . . .        11,000       22,000       33,000       44,000       55,000
            150,000  . . . . . . . .        16,625       33,250       49,875       66,500       83,125
            200,000  . . . . . . . .        22,250       44,500       66,750       89,000      111,250
            250,000  . . . . . . . .        27,875       55,750       83,625      111,500      139,375
            300,000  . . . . . . . .        33,500       67,000      100,500      134,000      167,500
            350,000  . . . . . . . .        39,125       78,250      117,375      156,500      195,625
            400,000  . . . . . . . .        44,750       89,500      134,250      179,000      223,750

                                         PENSION PLAN TABLE B

                                                              Estimate Annual Pension
Average Annual Earnings for the Highest                Based Upon Years of Service Indicated
Compensated Five Years of Service           5 Years     10 Years     15 Years     20 Years     25 Years

            $50,000  . . . . . . . .        $3,602      $7,204       $10,806      $14,408      $18,010
            100,000  . . . . . . . .         7,852      15,704        23,556       31,408       39,260
            150,000  . . . . . . . .        12,102      24,204        36,306       48,408       60,510
            200,000  . . . . . . . .        16,352      32,704        48,056       65,408       81,760
            250,000  . . . . . . . .        20,602      41,204        61,806       82,408      103,010
            300,000  . . . . . . . .        24,852      49,704        74,556       99,408      124,260
            350,000  . . . . . . . .        29,102      58,204        87,306      116,408      145,510
            400,000  . . . . . . . .        33,352      66,704       100,056      133,408      166,760


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Corporate Structure Committee (the "Compensation Committee") of the Board of Directors, which consists solely of the non-employee Directors named below, met five times in 1996. The Compensation Committee is responsible for establishing and administering an equitable salary and benefits program for all officers. The Compensation Committee also administers the Company's Executive Compensation Program, which was originally adopted in 1988 to support long and short-term objectives critical to the success of the Company. These objectives are to:

   -    attract and retain a pool of high caliber executive talent;

   -    motivate and reward outstanding executive and corporate performance; and

   - link shareholder related performance measures of earnings per share and return on average equity with Company and individual performance goals.

     In order to achieve these objectives, the Executive Compensation Program consists of three elements: 1) base salary, 2) a Short-Term Incentive Plan, and
3) a Long-Term Stock Incentive Plan. The overall program is reviewed at least annually by the Compensation Committee, and any modifications are approved by the entire Board of Directors of the Company.

     The Compensation Committee believes the Executive Compensation Program should be based on maintaining base salaries at sufficient levels to attract and retain qualified executive talent. Further, the Compensation Committee believes that a substantial portion of cash compensation should be related to specific annual performance criteria such as earnings per share growth and return on average equity, thereby emphasizing achievement of near-term results that directly affect shareholder value. In order to appropriately align management's objectives with the long-term financial interests of shareholders, and to maintain a balance between short-term and long-term goals, the Compensation Committee encourages management to have a proprietary interest in the Company through increased stock ownership. The Compensation Committee has not established target equity ownership levels for its executives, but it does achieve increased stock ownership through the annual grant of stock options and the payment of incentive awards through a combination of cash and Common Stock. The Compensation Committee believes the annual award of stock options and the payment of incentive awards to be an important part of the Executive Compensation Program.

Base Salary Plan

     The Compensation Committee determines the annual base salaries and salary ranges for the top executive officers. The Compensation Committee also approves the salary ranges for other officers of the Company. The determination of base salaries and ranges is based upon competitive norms for similar positions in a comparison group of similar regional bank holding companies. The companies in the comparison group are similar to the Company in either asset size, earnings performance, or geographic location. In order to assist in this process, the Company retains independent consultants to provide such information to the Compensation Committee. Actual base salaries are tied to the performance of the individual executives against standards established for each officer at the beginning of each year, as well as the relationship of actual salary to the midpoint of the applicable salary range. These standards were considered by the Compensation Committee in establishing the base salaries of the Chairman of the Board and the Chief Executive Officer. In setting the salary of the Chief Executive Officer, the Committee evaluated his performance on the basis of the Company's earnings and revenue growth, his major contribution to the Company's operations and support systems, and the expanded products and services the Company now offers. The base salaries of the Chief Executive Officer and the other officers as provided in the Summary Compensation Table were set at or near the midpoints of the respective salary ranges by the Compensation Committee.


Short-Term Incentive Plan

     Since 1989, the Company has maintained an annual Short-Term Incentive Plan (the "STIP") for certain key officers. Fifty-four officers, including those named in the Summary Compensation Table, participated in the STIP during 1996. The STIP provides for the payment of additional compensation contingent upon the achievement of certain corporate and shareholder-related performance goals and the participant's achievement of certain individual performance goals. The awards are based upon a percentage of the participant's base salary. STIP participants are required to receive at least one-third of their award in Company Stock, which is valued at market price on the award date. The Company retains an independent consultant to assist the Compensation Committee in its annual review of the STIP and in the design of annual corporate and shareholder-related performance goals. The corporate and shareholder-related goals are intended to stretch the efforts of management to achieve higher performance levels given the facts and circumstances known to the Compensation Committee at the time the goals are established. At the beginning of each plan year, participants establish individual goals which are linked to the Company's business and strategic plans. The individual goals relate to the specific business segments for which the participant has responsibility and are intended to challenge the participants to perform beyond expected levels of performance.

     The Compensation Committee established three payout matrices based on specific corporate and shareholder-related performance goals relating to the Company's growth of earnings per share. Participants have been assigned to one of the three payout matrices based upon their level of responsibility and expected level of contribution to the Company's achievement of its corporate and shareholder-related performance goals. The payout matrices used to determine the amount of awards based solely upon the Company's performance range from 5% to 80% of a participant's base salary. The actual amount of a participant's award under the STIP is calculated as follows. First, the corporate component of the participant's award is determined by reference to the tier to which the participant had been assigned under the payout matrix and the performance of the Company in relation to the pre-established corporate and shareholder-related performance goals. Second, the amount of the participant's award, determined under the first step, may be increased or decreased (up to a maximum of 50% of the award) based upon the participant's achievement of his or her individual goals during the plan year. The STIP allows for the payment of awards of up to a maximum of 5% of a participant's base salary in the event the participant achieves his or her individual performance goals, but the Company fails to achieve its corporate and shareholder-related performance goals.

     For 1996, the Company exceeded the earnings per share target based upon operating earnings before payment of the one-time SAIF assessment. The operating earnings per share for 1996 represented a 14% increase over 1995's operating results. Based upon the pre-determined payout matrix, the President and Chief Executive Officer, Mr. Giancola, was to be awarded an incentive bonus equal to 68% of his base salary. The Compensation Committee then reviewed the individual goals and accomplishments of Mr. Giancola. Based upon Mr. Giancola's personal accomplishments and the achievement of corporate and shareholder-related performance goals, the Compensation Committee unanimously agreed to increase the amount of his STIP bonus by 10%, to a total incentive bonus equal to 74.8% of his base compensation.


Long-Term Stock Incentive Plan

     The Company maintains the Long-Term Incentive Stock Option Plan and the 1995 Stock Incentive Plan (the "Plan"). The Board and the Compensation Committee believe that this flexible long-term, stock-based incentive plan enhances the Company's ability to attract, retain and reward management with exceptional talent and provides the Company with the ability to develop incentive programs which are responsive to the demands of the marketplace. The Compensation Committee also believes that the stock option grants afford a desirable long-term compensation method because they closely align the interests of management with those of shareholders. Forty-eight officers, including those listed in the Summary Compensation Table, participate in the Plan. During 1996, the Compensation Committee granted stock options to eligible Plan participants. In determining the grants of stock options to the Chief Executive Officer, as well as other named officers in the Summary Compensation Table, the Compensation Committee took into account the respective scope of responsibility, performance requirements, and recent and expected contributions of the Plan participants to the Company's achievement of its long-term performance objectives.

1996 Compensation Committee                     Robert L. Koch II, Chairman
                                                John D. Engelbrecht
                                                Jerry A. Lamb
                                                Burkley F. McCarthy



                   SHAREHOLDER RETURN PERFORMANCE COMPARISONS

     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 500, the SNL NYSE Bank Index, and the SNL Midwest Bank Index over the past five years based on an initial $100 investment on December 31, 1991. This analysis assumes that all dividends are reinvested.

     In prior years, the Company compared its cumulative total shareholder return to the NASDAQ Bank Index rather than the SNL NYSE Bank and SNL Midwest Bank Indices. The Company believes the SNL NYSE Bank and SNL Midwest Bank Indices to be a better comparison of the performance of the Company than the NASDAQ Bank Index considering the Company's listing on the NYSE in April, 1996 and its Midwest base of operation. The cumulative total return for the five years ended December 31, 1996 of the Company's Common Stock was 286% as compared to 318%, 262%, and 336% for the SNL NYSE Bank, the SNL Midwest Bank, and the NASDAQ Bank Indices, respectively. The compound annual total return for CNB Bancshares, Inc. from 1991 through 1996 was 23%.

                                    Page 13

                       Comparison of Five Year Cumulative
                   Total Return of CNB Bancshares, Inc. Versus
              S&P 500, SNL NYSE Bank, and SNL Midwest Bank Indices


                          1991     1992     1993     1994     1995     1996
                          ----     ----     ----     ----     ----     ----
CNB Bancshares, Inc.       100      134      165      175      180      286
S&P 500                    100      108      118      120      165      203
SNL NYSE Banks Index       100      135      147      142      225      318
SNL Midwest Banks Index    100      129      135      130      193      262


              TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES

     Directors and officers of the Company, and some of the corporations and firms with which certain Directors and officers are associated, have been indebted to the Company's subsidiary banks for loans of $60,000 or more, and it is anticipated that some of these persons, corporations and firms will continue to be indebted to the subsidiary banks on a similar basis in the future. All loans extended to such persons, corporations and firms, since the beginning of the last full fiscal year, were made in the ordinary course of business and did not involve more than normal risk of collectibility or present other unfavorable features. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable bank transactions with unaffiliated persons.

     Outside of normal customer relationships, none of the Directors or officers of the Company, or the corporations and firms with which such persons are associated, currently maintains or has maintained since the beginning of the last full fiscal year, any significant business or personal relationship with the Company or its subsidiaries.



                              INDEPENDENT AUDITORS

     On September 11, 1996, the Company retained KPMG Peat Marwick LLP as its independent auditors for the years ending December 31, 1996 and 1997, replacing Geo. S. Olive & Co. LLC, the auditors of the Company since its formation in 1984. The decision was recommended by management of the Company and approved by the Company's Audit Committee following receipt of proposals from various auditing firms. Representatives of KPMG Peat Marwick LLP will be present at the Meeting and will be available to answer questions and discuss matters pertaining to the Independent Auditors' Report contained in the 1996 Annual Report to Shareholders, and they will have the opportunity to make a statement, if they so desire.

     The reports of Geo. S. Olive & Co. LLC on the Company's consolidated financial statements for the years ended December 31, 1994 and 1995, did not contain an adverse opinion or a disclaimer opinion, and the reports were not qualified or modified as to uncertainty, audit scope or accounting principles.

                                    Page 14

     In connection with the audits of the Company's financial statements for each of the two years ended December 31, 1994 and 1995, and in the subsequent interim period, there were no unresolved issues, scope restrictions, unanswered questions or disagreements with Geo. S. Olive & Co. LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Geo. S. Olive & Co. LLC, would have caused Geo. S. Olive & Co. LLC to make reference to the matter in their report.

     In connection with the audits of the Company's financial statements for each of the two years ended December 31, 1994 and 1995, and the subsequent interim period, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) with Geo. S. Olive & Co. LLC.

     During the years ended December 31, 1994 and 1995 and the subsequent interim period prior to engaging KPMG Peat Marwick LLP, the Company (or anyone on the Company's behalf) did not consult KPMG Peat Marwick LLP regarding either:

     (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; and as such no written report was provided to the Company and no oral advice was provided that the new accountant concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or

    (ii) any matter that was either the subject of a disagreement or a reportable event.



                              SHAREHOLDER PROPOSALS

     Shareholder proposals to be considered for inclusion in the proxy statement and considered at the Meeting must be submitted on a timely basis. Proposals for the 1998 Annual Meeting of Shareholders must be received by the Company no later than November 25, 1997. Any such proposals, together with supporting statements, should be directed to the Secretary of the Company.



                                  OTHER MATTERS

     The Company will provide without charge to each shareholder, upon written request, a copy of the Company's 1996 Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission. All written requests should be directed to Mr. Ralph L. Alley, Senior Vice President and Controller, CNB Bancshares, Inc., P.O. Box 778, Evansville, Indiana, 47705-0778.

     The Board of Directors of the Company is not aware of any other matters which will be presented for consideration at the Meeting. The proxies may, however, be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.

                                         By Order of the Board of Directors


                                         DAVID L. KNAPP
                                         Secretary


March 24, 1997

                                   Page 15